EXHIBIT 8.1


The following is a list of Company's subsidiaries as of December 31, 2006

Name of Subsidiary                          Country of Incorporation

Mote Shipping Ltd.                          Malta

Statesman Shipping Ltd.                     Malta

Trans Continent Navigation Ltd.             Malta

Trans State Navigation Ltd.                 Malta

Olympic Galaxy Shipping Ltd.                Marshall Islands

Bora Limited                                British Virgin Islands

Dynamic Maritime Co.                        Marshall Islands

Jubilee Shipholding S.A.                    Marshall Islands

Vintage Marine S.A.                         Marshall Islands

Ermina Marine Ltd.                          Marshall Islands

AMT Management Ltd.                         Marshall Islands

Land Marine S.A.                            Marshall Islands

Rider Marine S.A.                           Marshall Islands

Altius Marine S.A.                          Marshall Islands

Seine Marine Ltd.                           Marshall Islands

Makassar Marine Ltd.                        Marshall Islands

Fortius Marine S.A.                         Marshall Islands

Chinook Waves Corporation                   Marshall Islands

Santa Ana Waves Corporation                 Marshall Islands

Compassion Overseas Ltd.                    Bermuda

Compass Overseas Ltd.                       Bermuda

Ostria Waves Ltd.                           Marshall Islands



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